Exhibit 10.29

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the ____ day of April, 2002, by and among Oragenics, Inc., a Florida corporation ("Oragenics") and the purchasers listed on Schedule I hereto (each such person a "Seller" and, collectively, the "Sellers").

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

1.1 Certain Definitions.

(a) "Holder" shall mean any Seller who holds Registrable Securities and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section 1.2 hereof

(b) "Other Stockholders" shall mean persons who, by virtue of agreements with Oragenics other than this Agreement, whether Oragenics executed such agreements prior to the date hereof or subsequent to such date, are entitled to include their securities in certain registrations hereunder.

(c) "Qualified IPO" means a firm commitment underwritten public offering by the Company of shares of its common stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with aggregate offering proceeds to the Company of at least $20 million at a per share price of at least five (5) times the Purchase Price (as defined in the Subscription Agreements (hereinafter defined)), as adjusted for stock splits, stock dividends and other events and which result in the Company's Common Stock being listed on a national exchange or the NASDAQ national market.

(d) "Registrable Securities" shall mean (i) shares of Oragenics' common stock, par value $.001 per share ("Oragenics Common'Stock") issued to the Sellers pursuant to those certain Subscription Agreements that each Seller entered into with Oragenics of even date herewith (collectively, the "Subscription Agreements"), or (ii) any other shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided that a Registrable Security ceases to be a Registrable Security when (A) its transfer is registered under the Securities Act, (B) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect), (C) it is eligible to be sold or transferred under Rule 144 without holding period or volume limitations, or (D) it is sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

(e) The terms register, "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

(f) "Registration Expenses" shall mean all reasonable expenses incurred in effecting, any registration pursuant to this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Oragenics, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses, (ii) the compensation of regular employees of Oragenics, which shall be paid in any event by Oragenics, (iii) disbursements of counsel for any Holder, (iv) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Sections 1.3 and 1.4 hereof only to the extent that Oragenics shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration and (v) any expenses of a registration for which the request has been withdrawn by the Holder(s) unless the withdrawal is based upon material adverse information concerning Oragenics of which the Holder(s) were not aware at the time of the request.

(g) "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(c) hereof

(h) "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(i) "SEC" shall mean the Securities and Exchange Commission.

(j) "Selling Expenses" shall mean all underwriting discounts, selling commissions, brokers' fees and stock transfer taxes applicable to the sale of Registrable Securities.

1.2 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) (A) such Holder shall have notified Oragenics in writing of the proposed disposition and shall have furnished Oragenics with a detailed statement of the circumstances surrounding the proposed disposition and the proposed transferee agrees in writing to be subject to all restrictions set forth in this Agreement and (B) if reasonably requested by Oragenics, such Holder shall have furnished Oragenics with an opinion of counsel, reasonably satisfactory to Oragenics, that such disposition will not require registration under the Securities Act.

(b) Notwithstanding the provisions of subparagraphs (i) and (ii) of paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners in accordance with their partnership interests, (B) a limited liability company to its members in accordance with their member interests, or (C) to the Holder's family member or a trust for the benefit of an individual Holder or one or more of its family members; provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if it were an original Holder hereunder.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SALE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("SECURITIES ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS") PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE BLUE SKY LAWS. AN OFFER TO SELL OR TRANSFER OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, OR UNLESS THE ISSUER, TOGETHER WITH ITS LEGAL COUNSEL, DETERMINES THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS IS AVAILABLE.

(d) Oragenics shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to Oragenics) reasonably acceptable to Oragenics, to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the Securities Act without registration, qualification or legend.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by Oragenics of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to Oragenics an opinion of counsel reasonably acceptable to Oragenics to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.

1.3 Demand Registration.

(a) If the Company shall receive at any time six (6) months or more after the closing date of a Qualified IPO, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least such number of the Registrable Securities as would yield an aggregate offering price of at least $1,000,000 then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 13(b), use its commercially reasonable efforts to effect as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered after twenty (20) days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in subsection 1.3(a). The underwriter will be selected by the Company and must be approved by a majority in interest of the Initiating Holders, such approval not to be unreasonably withheld. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.8) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Initiating Holders in writing that market factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.3 a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not use this right more than twice in any twelve (12) month period.

(d) In addition and without limitation of Section 1.15 hereof, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.3 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.4 hereof, provided that the Company is using all commercially reasonable efforts to cause such registration statement to become effective;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

1.4 Piggyback Registration. If, after the Company has conducted a Qualified IPO, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) the sale of any of its capital stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or employee benefits plan, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.5, cause to be included in such registration all of the Registrable Securities that each such Holder has requested to be registered.

1.5 Underwriting. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.4 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company or the other persons who caused the Company to initiate the registration. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The securities so included shall be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein (without regard to the number of securities actually requested to be included therein) owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders. For purposes of the preceding sentence concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder" and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

1.6 Rights of Other Stockholders. Each Holder acknowledges that Oragenics has granted or may grant similar or superior registration rights to Other Stockholders and Oragenics may or may not file with the SEC one or more registration statements covering the resale of securities of Oragenics held by such Other Stockholders

1.7 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.3 and 1.4 hereof shall be borne by Oragenics. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of their securities included in such registration.

1.8 Registration Procedures. In the case of each registration of Registrable Securities effected pursuant to Sections 1.3 and 1.4 hereof, Oragenics shall use its commercially reasonable efforts to:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days, or until the completion of the distribution of the Registrable Securities, whichever comes first.

(b) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days;

(c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, at the request of any Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, Oragenics shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of Oragenics has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of Oragenics in the circumstances and is not otherwise required under applicable law (including applicable securities laws); and provided, further, such obligation shall continue until the earlier of (i) the sale of all Registrable Securities registered pursuant to the registration statement of which the prospectus forms a part or (ii) withdrawal of such registration statement.

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by Oragenics are then listed or included;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

1.9 Indemnification.

(a) Oragenics will indemnify each Holder and its officers, directors, partners, legal counsel, accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement) incident to any such registration, qualification, or compliance, or (ii) based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any material violation by Oragenics of the Securities Act or any rule or regulation thereunder applicable to Oragenics or relating to action or inaction required of Oragenics in connection with any such registration, qualification, or compliance, and will reimburse each such Holder and its officers, directors, partners, legal counsel, accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that Oragenics will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Oragenics by such Holder (or its officers, directors, partners, legal counsel, accountants or a person controlling such Holder) or underwriter for use therein. It is agreed that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of Oragenics (which consent shall not be unreasonably withheld). The indemnity agreement contained in this paragraph shall not apply to the extent that any loss, claim, damage, liability or action results from the fact that a current copy of the registration statement or prospectus was not sent or given to a proposed transferee asserting any such expenses, loss, claim, damage or liability at or prior to the written confirmation of the Registrable Securities if it is determined that Oragenics provided such registration statement or prospectus to such selling Holder in a timely manner prior to such sale and it was the responsibility of the selling Holder under the Securities Act to provide the proposed transferee with a current copy of the registration statement or prospectus and such registration statement or prospectus would have cured the defect giving rise to such expense, loss, claim, damage or liability.

(b) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify Oragenics, each of its directors, officers, partners, legal counsel, accountants and each underwriter, if any, of Oragenics' securities covered by such a registration statement, each person who controls Oragenics or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Oragenics and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Oragenics by such Holder for use therein; provided however, that (i) the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and that (ii) in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemniftying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that one (1) counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.9, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable, as a matter of law, to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligations of Oragenics and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Information by Holder. Each Holder of Registrable Securities shall furnish to Oragenics such information regarding such Holder and the distribution proposed by such Holder as Oragenics may reasonably request in writing and the furnishing of such information shall be a condition precedent to the obligations of Oragenics to take action in connection with any registration, qualification, or compliance referred to in this Section 1. Oragenics shall have no obligation with respect to a registration pursuant to Section 1, if, as a result of the preceding sentence, the number of shares of Registrable Securities to be included in the registration does not equal or exceed the percent of Registrable Securities required to trigger Oragenics' obligation to initiate registration pursuant to Section 1.3(a) hereof.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section I may be assigned (but only with all related obligations) by a Holder to (i) any affiliate of a Holder (as defined in the Securities Act); (ii) any transferee or assignee who acquires at least [50,000] shares of the transferor's Registrable Securities; or (iii) such other transferees approved by Oragenics' board of directors.

1.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, Oragenics agrees to use its commercially reasonable efforts to:

(a) make and keep adequate public information regarding Oragenics available as those terms are understood and defined in Rule 144 after the effective date of a registration statement;

(b) file with the SEC in a timely manner all material reports and other documents required of Oragenics under the Securities Act; and

(c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by Oragenics as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of a registration statement filed by Oragenics) and of the Securities Act, a copy of the most recent annual or quarterly report of Oragenics, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

1.13 Delay of Registration; Certain Notices.

(a) Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of any provision of this Agreement.

(b) Notice to Discontinue. Each Holder agrees by. acquisition of such securities that, upon receipt of any notice from Oragenics of any event of the kind described in Section 1.8(d), the Holder will discontinue disposition of Registrable Securities until the Holder receives copies of the supplemented or amended prospectus contemplated by Section 1.8(d). In addition, if Oragenics requests, the Holder will deliver to Oragenics all copies of the prospectus covering the Registrable Securities current at the time of receipt of such notice.

(c) Notice by Holders. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, each Holder shall notify Oragenics, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which to such Holder's knowledge has resulted or will result in the prospectus included in the registration statement, then in effect, containing an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

1.14 "Market Stand-Off" Agreement.

(a) Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, one hundred eighty (180) days) specified by Oragenics and an underwriter of Oragenics Common Stock or other securities of Oragenics, following the effective date of a registration statement of Oragenics filed under the Securities Act, it shall not, to the extent requested by Oragenics and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any securities of Oragenics held by it at any time during such period except Oragenics Common Stock included in such registration.

(b) To enforce the foregoing covenant, Oragenics may impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

1.15 Termination of Registration Rights. The registration rights granted under this Section I shall terminate and be of no further force and effect if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Oragenics. Oragenics represents and warrants to the Sellers as follows:

(a) The execution, delivery and performance of this Agreement by Oragenics have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of Oragenics, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Oragenics, except as would not reasonably be expected to result in a material adverse effect on Oragenics.

(b) This Agreement has been duly executed and delivered by Oragenics and constitutes the legal, valid and binding obligation of Oragenics, enforceable against Oragenics in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

2.2 Representations and Warranties of the Sellers. Each Seller (severally and not jointly) represents and warrants to Oragenics as follows:

(a) The execution, delivery and performance of this Agreement by such Seller has been duly authorized by all requisite corporate action (if applicable) and will not violate any provisions of law, any order of any court or any agency or government, the Articles of Incorporation or Bylaws of Seller (if applicable), or any provision of any material indenture or agreement or other instrument to which it or any of its respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Seller except as would not reasonably be expected to result in a material adverse effect on such Seller.

(b) This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

3. MISCELLANEOUS

3.1 Information Confidential. Each Holder acknowledges that the information received by it pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Securities Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys, each of which are informed of the confidential nature of such information), except in connection with the exercise of rights under this Agreement, unless Oragenics has made such information available to the public generally or such Holder is required to disclose such information by a governmental body and gives prior notice to Oragenics.

3.2 Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.3 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by Oragenics and the Holders of at least fifty-one percent (51%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

3.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be either mailed by United States first-class mail, postage prepaid, or delivered personally by hand, or delivered by confirmed fax transmission, or delivered by nationally recognized overnight courier, in each case addressed (a) if to a Holder, as indicated in the stock records of Oragenics or at such other address as such Holder shall have furnished to Oragenics by like notice, or (b) if to Oragenics, at 12085 Research Drive, Alachua, Florida, 32615 or at such other address as Oragenics shall have furnished to each Holder by like notice with a copy to Sutherland Asbill & Brennan LLP, 999 Peachtree St., NE, Atlanta, Georgia 30309-3996, Attention: Philip H. Moise, Esq. All such notices and other written cornmunications shall be effective on the date of mailing or delivery, as the case may be.

3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Oragenics or to any Holder under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any waiver of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise, shall be cumulative and not alternative.

3.6 Rights; Severability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without reference to Florida's choice of law rules and each of the parties hereto hereby consents to personal jurisdiction in any federal or state court in the State of Florida.

3.9 Counterparts. This Agreement may be executed and delivered (including by fax transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

ORAGENICS, INC.

By: /s/ Mento A. Soponis
Its: President and Chief Executive Officer

SELLER

Amelia Investments Ltd.

/s/ D.E.K. Hyslop
Signature
President and Chairman of the Board

[SIGNATURES OF ADDITIONAL SELLERS ON FOLLOWING PAGES]